As filed with Securities and Exchange Commission on January 30, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3738384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO  80111-4737
(303) 495-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd G. Zimmerman, Esq.

General Counsel

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200, Greenwood Village, CO  80111-4737

(303) 495-1200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq.

Joel I. Greenberg, Esq.

425 Park Avenue
New York, New York  10022
(212) 836-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $.01 per share	500,000 shares	(1)	$30.94(2)	$15,470,000(2)	$608

(1)

Reflects shares issuable under the Registrant’s 2007 Long-Term Incentive Plan (“Plan”) to “Eligible PA Employees” and “Eligible Independent Contractors,” as such terms are defined in the Plan. Pursuant to Rule 416(a), this registration statement covers such indeterminate number of additional shares which may become issuable to such individuals under the Plan as a result of the anti-dilution provisions thereof.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high sales price and the low sales price per share of the registrant’s class A common stock as reported on the New York Stock Exchange on January 24, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 30, 2008

Prospectus

EMERGENCY MEDICAL SERVICES CORPORATION

500,000 Shares
Class A Common Stock
(Par Value $.01 Per Share)

Pursuant to Awards to Eligible Individuals Under the

Emergency Medical Services Corporation

2007 Long-Term Incentive Plan

We may, from time to time, offer and sell up to 500,000 shares of our class A common stock, par value $.01 per share, as awards under our 2007 Long-Term Incentive Plan, or the Plan, to employees of professional associations or professional corporations for which we or our subsidiaries provide management services pursuant to a physician services agreement, as well as to independent contractors that provide clinical services for such professional associations or professional corporations, for us or for any of our subsidiaries.  The purchase price associated with such awards will be determined from time to time pursuant to the Plan by our compensation committee.

Our class A common stock currently trades on the New York Stock Exchange under the symbol “EMS”. On January 29, 2008, the last reported sale price of our class A common stock on the New York Stock Exchange was $32.25 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING AT PAGE 2 OF THIS PROSPECTUS.

The date of this prospectus is                       , 2008

In this prospectus and any prospectus supplement, the terms “EMSC”, “we”, “us” and “our” refer and relate to Emergency Medical Services Corporation and its consolidated subsidiaries, unless otherwise indicated.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information, and you should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.  It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not historical facts, but rather are our beliefs and expectations and are based on our current expectations, estimates, projections, beliefs and assumptions about us and our industry.  Words such as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Certain of these risks and uncertainties are more fully described in the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus.  Additional risks and uncertainties and contingencies not presently known to us or that we currently deem immaterial could also cause our results, performance or achievements to differ materially from those predicted in any forward-looking statement made by or on behalf of us. Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus and the documents incorporated herein by reference or other dates which are specified in those documents.

OUR COMPANY

Our Business

Emergency Medical Services Corporation (“EMSC”, “we”, “us”, or “our”) is a leading provider of emergency medical services in the United States. We operate our business and market our services under the AMR and EmCare brands, which represent American Medical Response, Inc. and EmCare Holdings Inc., respectively. AMR, with more than 50 years of operating history, is the leading provider of ambulance transport services in the United States based on net revenue and number of transports. EmCare, with more than 30 years of operating history, is the leading provider of outsourced emergency department staffing and related management services to healthcare facilities in the United States, based on number of contracts with hospitals and affiliated physician groups.

Our Principal Offices and Websites

EMSC was organized as a Delaware corporation in 2005.  Our principal offices are located at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111 and our telephone number at that address is (303) 495-1200. Our website address is www.emsc.net. The website addresses for our business segments are www.amr.net and www.emcare.com.  Information contained on these websites is not part of this prospectus and is not incorporated in this prospectus by reference.

RISK FACTORS

There have been no material changes from the risk factors disclosed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2006.

USE OF PROCEEDS

Since the shares under the Plan will be sold to participants from time to time, we have no specific plan for the proceeds from the sale of such shares, though currently we expect to use such proceeds for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

This prospectus, and the registration statement of which it is a part, relate solely to the offer and sale from time to time of up to 500,000 shares of our class A common stock under the Plan to the following individuals, or Eligible Individuals:

•                  active employees of professional associations or professional corporations for which we or any of our subsidiaries provide management services pursuant to a physician services agreement (we refer to such professional associations and professional corporations as “Professional Associations,” and such active employees of Professional Associations as “Eligible PA Employees”); and

•                  independent contractors that provide a certain amount of clinical services for Professional Associations, for us or for any of our subsidiaries (we refer to such independent contractors as “Eligible Independent Contractors”).

The principal purposes of the Plan are to provide long-term incentives to those people responsible for our success and growth and the success and growth of our subsidiaries, to associate more closely the interests of such people with those of our stockholders, and to assist us and our subsidiaries in recruiting, retaining, and motivating a diverse and talented group of employees on a competitive basis.

The source of shares we deliver under the Plan will be authorized but unissued shares, treasury shares, or shares we acquire on the open market.  The number of shares available for stock awards to Eligible Individuals under the Plan are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events.

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The Plan is administered by our compensation committee. Our compensation committee has broad authority to establish the terms and conditions of awards made under the Plan.  The costs and expenses of administering the Plan shall be borne by us and will not be charged to any award under the Plan or to any participant in the Plan.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Kaye Scholer LLP, our counsel, will issue an opinion about the legality of the securities offered under this registration statement.  As of the date of this prospectus, certain attorneys with Kaye Scholer LLP own, in the aggregate, less than 1% of the outstanding class A common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York.

EXPERTS

The consolidated financial statements for the eleven months ended December 31, 2005, for the five months ended January 31, 2005, and for the year ended August 31, 2004 incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Emergency Medical Services Corporation appearing in Emergency Medical Services Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006, and Emergency Medical Services Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of one or more registration statements that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process.  Under this process, we may, from time to time, sell the class A common stock described in this prospectus in one or more offerings established under the Plan which shall not exceed 500,000 shares of our class A common stock in the aggregate.

STOCK PURCHASE PLAN AND EXPLANATORY GUIDE

Pursuant to the authority granted under the Plan, our compensation committee adopted a stock purchase plan, or SPP, pursuant to which Eligible Individuals may purchase shares of our class A common stock under the Plan during designated offering periods, and under designated offering terms and conditions, established from time to time by our compensation committee.  The terms and conditions of the SPP are set forth in the Explanatory Guide and Prospectus attached to this prospectus and incorporated herein by reference.  The SPP and the class A common stock purchased under the SPP will be subject to the terms of the Plan.

Our compensation committee has approved an amendment to the LTIP to add Eligible Independent Contractors as eligible recipients of stock awards under the Plan.  Our board of directors will recommend that our stockholders approve such LTIP amendment at our upcoming annual meeting of stockholders.  If such LTIP amendment is not approved by our stockholders prior to the end of any offering period under the SPP, then immediately prior to the end of such offering period, we will terminate the offering solely with respect to Eligible Independent Contractors,

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and any amounts in the SPP account of an Eligible Independent Contractor as of such termination date will be returned to the Eligible Independent Contractor without interest.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

1.             Annual Report on Form 10-K for the year ended December 31, 2006, filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act.

2.             All other reports filed by the registrant with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006.

3.             The description of the registrant’s class A common stock included in its Registration Statement on Form 8-A filed with the SEC on December 14, 2005, and any amendment or report filed thereafter for the purpose of updating that description.

The information incorporated by reference in this prospectus is considered to be part of this prospectus, except for any information superseded by information in this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.  We also incorporate by reference in this prospectus any such future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO  80111-4737
Attn:  Investor Relations
(303) 495-1200

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying costs.  Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities.  Our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it are also available to the public from the SEC’s website at http://www.sec.gov.

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Stock Purchase Plan (SPP)

Explanatory Guide and Prospectus

Introduction

Congratulations!  We are pleased to offer you the opportunity to participate in the Emergency Medical Services Corporation Stock Purchase Plan.  This plan, which we refer to as the SPP, allows certain individuals that provide clinical services for us and our subsidiaries to purchase shares of class A common stock of EMSC at a discount to its fair market value.  If you choose to participate in the SPP, you will be able to invest in our class A common stock simply and easily through after-tax paycheck deductions.

Stock ownership empowers you with more rights and responsibilities, as well as risks and rewards. Participation in the SPP is entirely voluntary and you should consider carefully both the opportunities and the risks associated with stock ownership.  We make no recommendations with respect to the purchase of EMSC class A common stock or participation in the SPP.

This Explanatory Guide and Prospectus, or Explanatory Guide, is intended to provide you with a summary of certain highlights and key features of the SPP, frequently asked questions regarding the SPP, information about how the SPP works and how to access your SPP account, and other helpful information regarding the SPP.

This Explanatory Guide is not an offer or contract of continued service or employment with EMSC, your professional association or professional corporation, or any of their respective affiliated companies.  This Explanatory Guide does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

The date of this prospectus is January       , 2008.

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The sections of this Explanatory Guide entitled “Introduction,” “SPP Highlights and Key Features,” “Where You Can Find More Information,” “Frequently Asked Questions,” “U.S. Federal Income Tax Consequences,” “How the SPP Works — Buying Shares,” “Long-Term Incentive Plan” and “Additional Information” constitute part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

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SPP Highlights and Key Features

Overview

The SPP is a stock purchase plan that makes it easy for you to become a stockholder of EMSC and share in its potential future growth and profitability. The SPP allows you to purchase shares of EMSC class A common stock, which we refer to in this Explanatory Guide as our Common Stock, at a discount to its fair market value through deductions from your base compensation.  Your deductions will be used to buy shares of Common Stock, which will then be held in your SPP account maintained by Computershare Trust Company, or Computershare.  Eligible individuals may start, stop or change their participation in the program in accordance with the SPP’s provisions.

The SPP will be administered by the Compensation Committee of our Board of Directors, or any other committee the EMSC Board of Directors determines should administer the SPP.  We use the term “Committee” to refer to our Compensation Committee or any other committee that administers the SPP.

There may be multiple offering periods under the SPP.  Prior to each offering period, we will provide the details established by the Committee for that particular offering, including the purchase price for the Common Stock and the duration of the offering period.  These offering details will be set forth in a letter sent to each eligible participant of that offering, or an Offering Letter.  If you receive an Explanatory Guide for any future offering without an Offering Letter, please contact our Benefits Department at 1-303-495-1200.

The SPP is not intended to be an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code, and the federal income tax consequences of a purchase of shares under the SPP are different from those under an “employee stock purchase plan.”  See the section in this Explanatory Guide entitled “U.S. Federal Income Tax Consequences.”

Eligibility Requirements

Generally, you are eligible to participate in the SPP if you are:

•                  an employee of any professional association or professional corporation for which EMSC or any of its subsidiaries provides management services pursuant to a physician services agreement (such professional associations and professional corporations are referred to in this Explanatory Guide as “Professional Associations”); or

•                  a physician that provides clinical services as an independent contractor pursuant to an agreement with EMSC, any of EMSC’s subsidiaries or a Professional Association (such physicians are referred to in this Explanatory Guide “Independent Contractors”);

and, in each case, you customarily work more than 120 hours per month for EMSC or any of its subsidiaries, or a Professional Association, as the case may be, and you have completed at least 240 hours of service to such entity prior to the relevant offering period.

In this Explanatory Guide, we use the term “Eligible Individual” to refer to any individual that meets these eligibility requirements for participation in the SPP.

Enrollment

You may enroll in an offering during the enrollment period specified by the Committee, which we refer to in this Explanatory Guide as an “Enrollment Period.”  Enrollment in the SPP is easy via Computershare’s Employee Plan Member website or Computershare’s Interactive Voice Response (IVR) system.  For detailed instructions on how to enroll in the SPP, please see the section in this Explanatory Guide entitled “How the SPP Works — Buying Shares — How You Enroll.”

Your participation in the SPP is entirely voluntary and should be just one part of an overall, well-balanced investment plan.  We cannot assure you that the Common Stock you purchase through the SPP will increase, or not decrease, in value.

Participant Contributions

The SPP allows you to purchase shares of Common Stock through convenient after-tax deductions from your base compensation in your paycheck. For each offering period, you may authorize deductions equal to a percentage, between 1% and 15% (in whole numbers only), of your eligible compensation, unless otherwise provided by the Committee.  Your “eligible compensation” consists only of your base compensation. Any bonuses, severance, overtime, disability or other compensation or contributions are not included in this amount.  Your deductions are made on an after-tax basis and will be held in a non-interest bearing SPP account until purchases of shares are made under the SPP.

Purchase of Shares

At the end of each offering period, EMSC will sell whole shares of Common Stock to the SPP participants at the purchase price established for that offering, and deliver these shares to Computershare to be deposited into each participant’s SPP account.  Any cash amount remaining in your SPP account after the purchase of shares will remain in the account and carry over to the next offering period.  The number of shares of Common Stock you are permitted to purchase in any offering period may be limited by applicable tax or securities law or by the offering size or other terms established by the Committee for that offering.  See the section in this Explanatory Guide entitled “How the SPP Works — Buying Shares — Purchase of Shares.”

The purchase of Common Stock by Independent Contractors at the end of any offering period will be contingent on the approval of an amendment to our 2007 Long-Term Incentive Plan by our stockholders at the upcoming annual meeting of stockholders.  See the section in this Explanatory Guide entitled “Long-Term Incentive Plan.”

Purchase Price

The purchase price per share of Common Stock for any offering under the SPP will be at a discount to the then “Fair Market Value” and will be established by the Committee prior to each offering period.  Generally, the “Fair Market Value” of a share of Common Stock on any day will mean the closing price of the Common Stock on that date on the New York Stock Exchange.

Voting Rights

Once you purchase shares of Common Stock under the SPP, you will be entitled to voting rights with respect to those shares.  As the owner of EMSC shares you have the right to attend and vote at EMSC’s annual stockholder meetings and at any other stockholder meetings EMSC may hold.  Each share of Common Stock you hold entitles you to one vote on each matter submitted for a vote of the EMSC stockholders.

Understand the Rewards and Risks of Being a Stockholder

When you purchase shares in EMSC, you have the opportunity to personally benefit from any growth in the EMSC Common Stock price. In addition, you purchase the Common Stock at a discount from its fair market value at the time of purchase and you do not pay any commission, account fees or administration cost when buying the shares.  EMSC covers the fees associated with buying the shares under the SPP.

As is the case with all stock purchases, there can be no assurance that the Common Stock share price will rise or remain at any particular levels.  The Common Stock price may fall below the price you pay.  We make no representation as to the value or market performance of our Common Stock. The decision to participate in the SPP is solely your choice, dependent on your individual financial situation.

Investing in the Common Stock involves risks.  Before deciding to invest in EMSC Common Stock, you should review carefully all of our publicly available information.  In particular, our

“Form 10-K” annual reports and “Form 10-Q” quarterly reports that we file with the Securities and Exchange Commission, or the SEC, each contain a section called “Risk Factors.”  Our “Risk Factors” describe matters that could cause our business, results of operation and financial condition to differ materially from our anticipated results or expectations.  See the section in this Explanatory Guide entitled “Where You Can Find More Information” for information on how to access publicly available SEC filings.

Insider Trading

All participants in the SPP are subject to our internal policies and federal and state laws restricting trading on material non-public or “insider” information.  Our Insider Trading Policy can be accessed on our website, www.emsc.net, under “Corporate Governance.”  If you have any questions about these policies and laws, please contact EMSC’s legal department by calling 1-303-495-1200.

Dividends

At this time, EMSC does not pay any dividends on its Common Stock.

Holding Period

EMSC does not require a minimum holding period for shares purchased under the SPP.  Since the sale of Common Stock under the SPP to Eligible Individuals has been registered under the Securities Act of 1933, as amended, or Securities Act, no such holding period is required under applicable securities laws.  Common Stock you purchase under the SPP will be available for you to sell as soon as administratively possible, subject to certain trading restrictions we describe above under “Insider Trading.”  As with all shares that you sell, the nature of any capital gain that you recognize on a sale of shares purchased under the SPP will differ, depending on your holding period.  See the section in this Explanatory Guide entitled “U.S. Federal Income Tax Consequences.”

Where You Can Find More Information

The SEC requires public companies like EMSC to disclose financial and other information to the public. This provides information to assist all investors, whether large institutions or private individuals, in making investment decisions.  EMSC Common Stock is traded on the New York Stock Exchange under the symbol “EMS.”

All of our information filed publicly with the SEC is available at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, materials filed electronically by EMSC via the SEC’s EDGAR system are available at the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330 for further information.

We maintain a website at www.emsc.net.  We post on our website, as soon as reasonably practicable after we file documents with the SEC, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and the proxy statement for our annual stockholder meeting.  You may access these documents free of charge at our website.  The reference to our web address does not constitute incorporation by reference of the information contained at that website.

Frequently Asked Questions

What is the Stock Purchase Plan (SPP)?

The SPP is a plan offered by EMSC that allows you to easily purchase EMSC Common Stock and share in EMSC’s potential future growth and profitability as a stockholder. The SPP allows Eligible Individuals to purchase Common Stock at a discount from its fair market value through regularly scheduled paycheck deductions.  The SPP does not qualify as an “employee stock purchase plan” under Section 423 of the Code.

Who administers the SPP?

The SPP is administered by the Committee, which must be composed of at least three independent, outside members of our Board of Directors, unless otherwise permitted by the rules and regulations of the New York Stock Exchange.  The Committee has the power to interpret the SPP, to establish, amend and revoke rules and regulations for its administration and to correct any defect, omission or inconsistency in the SPP.

Who is eligible to participate in the SPP?

The SPP generally is open to Independent Contractors that normally provide a certain amount of clinical services to EMSC, to any of its subsidiaries and to Professional Associations, and to all active employees of any Professional Association who normally are scheduled to work a certain number of hours for the Professional Association.  See the section in this Explanatory Guide entitled “SPP Highlights and Key Features — Eligibility Requirements.”  The Committee may require a longer period of service for eligibility (which requirement will be stated in the Offering Letter), and ultimately determines which individuals will be offered participation in the SPP.

What is an offering?

From time to time, the Committee will designate an “offering” which provides you with an opportunity to purchase Common Stock under the SPP.  You will receive an Offering Letter if you have been granted rights to purchase Common Stock in that offering.  The Offering Letter will include the offering size, the purchase price for the offering — which we will express as a percentage discount to the Fair Market Value of the Common Stock — and the “offering period,” which is the period of time during which deductions may be made from your paycheck and deposited in your SPP account with Computershare.  At the end of the offering period, the amount in your SPP account will be used to buy shares of Common Stock under the SPP.

How do I enroll in the SPP?

If you are granted rights to purchase Common Stock in any offering, you may elect, during the Enrollment Period specified by the Committee, to participate in the offering through Computershare’s Employee Plan Member website or IVR system.  See the section in this Explanatory Guide entitled “How the SPP Works — Buying Shares — How You Enroll.”

How does the SPP work?

Once you have enrolled in the SPP, Computershare will open and maintain an account for you.  Generally, any amounts deducted from your paycheck and any shares of Common Stock you purchase will be maintained in that account unless and until you direct otherwise, until you cease to be eligible to participate in the SPP, or the Committee decides that a distribution should be made.

Once you have elected to participate in an offering, you may direct EMSC to deduct from your paycheck during the offering period any percentage amount from 1% to 15% (in whole numbers only) of your base compensation, unless otherwise provided by the Committee.  Deductions will not be made from overtime, bonuses, severance payments or any other payments.  Deductions from your paycheck will be made on an after-tax basis and will be deposited in your SPP account with Computershare and will not earn interest.  At the end of each offering period, the funds in your SPP account will be used to purchase whole shares of Common Stock at the purchase price determined in accordance with the SPP and specified for that offering.  Any cash amount remaining in your SPP account after the purchase of shares will remain in the account and carry over to the next offering period.

Are there limits to the number of shares I can purchase in any offering period under the SPP?

The number of shares of Common Stock you are permitted to purchase in any offering period may be limited by applicable tax or securities laws or by the terms established by the Committee for that offering.  Prior to each offering period, the Committee will establish the offering size and the maximum number of shares that any participant may purchase in an offering, each of which will be indicated in the Offering Letter.  The Committee also may limit the number of shares that any participant may purchase in an offering if we are oversubscribed for such offering.

In addition, you may be limited in the number of shares you may purchase in an offering if the fair market value of such purchased shares (measured as of the commencement of the relevant offering period), when combined with the fair market value of the Common Stock you may purchase in such calendar year pursuant to any “employee stock purchase plans” (as defined in Section 423 of the Code) of EMSC, exceeds $25,000.  See the section in this Explanatory Guide entitled “How the SPP Works — Buying Shares — Purchase of Shares.”

What will be the purchase price for the Common Stock I purchase under the SPP?

The purchase price to you for each share of Common Stock in any offering under the SPP will be at a discount to its fair market value at the time of purchase.  Before the beginning of the offering period, we will advise you of the discount established by the Committee.  Generally, for this purpose, the “Fair Market Value” of a share of Common Stock on any day means the closing price of the Common Stock on that date on the New York Stock Exchange.

What are the federal income tax consequences of purchasing and selling the Common Stock I purchase through the SPP?

When you purchase shares of Common Stock under the SPP, you will recognize as ordinary compensation income, subject to withholding, and pay taxes on, the excess of the fair market value of the shares on the date you purchase them (i.e., at the end of the offering period) over the purchase price you paid for the shares.  The fair market value of the shares on the date of purchase will be your tax basis.  When you sell or otherwise dispose of your SPP shares, any amount received in excess of your tax basis generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares.  Accordingly, you are urged to consult your own tax advisor to determine the specific U.S. federal, state, local and foreign tax consequences applicable to you.  For a general discussion of United States federal income tax consequences relating to the sale of shares purchased through the SPP, please see the section in this Explanatory Guide entitled “U.S. Federal Income Tax Consequences.”

Can I withdraw from an offering?

Unless we advise you otherwise prior to any offering, you may withdraw all, but not less than all, of the contributions deposited in your SPP account at any time prior to the 14-day period preceding the end of an offering period.  If you withdraw from an offering, any paycheck deductions deposited in your SPP account during that offering period will be returned to you, without interest, as soon as administratively feasible but in any event within 60 days of your notice of withdrawal.  You may not re-enter an offering once you have withdrawn from such offering.  However, any such withdrawal will not have any effect upon your eligibility to participate in any future offering under the SPP or to participate in any similar plan we may adopt.  See the section in this Explanatory Guide entitled “How the SPP Works — Buying Shares — Changing Your Contribution Election.”

What happens in the event of my death, if I cease to qualify as an Eligible Individual, or if I otherwise become ineligible to participate in the SPP?

In the event of your death, if you cease to qualify as an Eligible Individual, or if you do not continue to be eligible to participate for any other reason, your participation in the SPP will terminate.  All paycheck deductions made on your behalf that have not been previously used to purchase shares of Common Stock will be returned to you (without interest) as soon as administratively feasible after your eligibility to participate in the SPP ceases or, in the event of your death, to your estate as soon as practicable after the Committee receives written notice thereof.

What are the advantages of the SPP?

There are many benefits to the SPP.  The SPP is convenient and encourages investment in our Common Stock by individuals that we believe are instrumental to our success. You decide how much you would like to invest based on the SPP guidelines and applicable securities and tax laws, rules and regulations. Your after-tax deduction is taken from your paycheck automatically and is used to purchase shares of ESMC Common Stock at a discount to its fair market value at the time of purchase.  You save regularly, because you “pay yourself first,” through such paycheck deductions and your SPP purchases are made without payment by you of any fees. Your participation is entirely voluntary and you can decide to stop participating at any time.  You may sell all or part of your Common Stock quickly and conveniently through Computershare.

Your decision to participate in the SPP should be based on your individual financial circumstances.  As an owner of EMSC Common Stock, you will benefit from any growth in the value of EMSC Common Stock. However, we cannot make any assurances as to the market performance of the Common Stock, and the market price of your Common Stock at any time may be less than your purchase price.

Will my paycheck deductions earn interest while being accumulated to purchase shares?

No, your paycheck deductions will not earn interest.

When my paycheck deductions are used to purchase Common Stock, will I receive a stock certificate?

You will not receive a stock certificate for your shares purchased through the SPP.  Shares that you purchase through the SPP will be deposited into an account in your name that is maintained by Computershare.

Will I receive dividends on my Common Stock?

At this time, we do not pay dividends on our Common Stock.

After I purchase Common Stock through the SPP, what do I do with those shares?

Once you have purchased Common Stock through the SPP, the shares belong to you. You may hold your shares as a long-term investment or sell or otherwise dispose of them at any time. See the section in this Explanatory Guide entitled “How the SPP Works — Selling Shares.”

How do I pay the fees associated with selling my stock?

Fees associated with selling your Common Stock through Computershare will be deducted automatically from your sale proceeds.  See the section in this Explanatory Guide entitled “How the SPP Works — Selling Shares — Commissions and Fees.”

Are my rights to purchase Common Stock under the SPP assignable?

No, purchase rights granted under the SPP are not assignable or transferable.

Can EMSC terminate or amend an offering or the SPP?

Generally, the Committee may from time to time alter, amend, suspend or terminate the SPP or alter or amend any and all rights to purchase Common Stock under the SPP or terminate any offering (or future offerings) under the SPP, unless stockholder approval is expressly required under the SPP or the applicable laws, rules and regulations of tax and other regulatory authorities.  We will give all participants notice of any action that affects an on-going offering.  Upon termination of the SPP for any reason, any unused paycheck deductions will be returned to you promptly.

How many shares of Common Stock are available under the SPP?

The aggregate number of shares that can be offered to participants under the SPP is 500,000 shares of our class A common stock (subject to adjustment in accordance with the SPP in connection with stock splits, stock dividends, stock combinations and other similar events), though the Committee may limit the number of shares that can be purchased in any one offering period.  Shares issued under the SPP will be authorized but unissued shares of Common Stock, or shares that EMSC has bought on the open market at prevailing market prices or otherwise.

Why do I need to complete an IRS Form W-9?

To prevent backup withholding with respect to any shares of Common Stock sold under the SPP, each SPP participant is required to complete an IRS Form W-9, which certifies that such participant’s social security number is correct and that such participant is exempt from backup withholding.  See the section in this Explanatory Guide entitled “How the SPP Works — U.S. Citizen (or Resident Alien) Tax Certification.”

Who provides services for the SPP?

Computershare Trust Company will provide services for the SPP.

Who is Computershare?

Computershare is a global leader in transfer agency, employee equity plans, proxy solicitation and other specialized financial, governance and communication services.  Computershare has approximately 10,000 employees across the world and serves 14,000 corporations and 100 million stockholders and employee accounts in 17 countries across five continents. For more information, visit www.computershare.com.

U.S. Federal Income Tax Consequences

Your SPP is not intended to qualify as an “employee stock purchase plan” within the meaning of the Code.  The following is a summary of the U.S. federal income tax consequences of your participation in the SPP based on the law in effect at the time this Explanatory Guide was published.  It is only a summary, however, and EMSC and Computershare do not assume any responsibility in connection with the income tax liability of any individual who participates in the SPP (or his or her beneficiary). We do not attempt to deal with any of the special provisions that could apply to your particular situation.  In addition, income taxation under state, local and foreign tax law may differ substantially from the U.S. federal income tax consequences we describe here.  Accordingly, you are urged to consult your own tax advisor to determine the specific U.S. federal, state, local and foreign tax consequences applicable to you.

Paying Taxes on Your Paycheck Deductions

You must pay income taxes on the amount that is withheld from your paychecks.  These amounts are withheld after taxes are deducted from your gross pay.

Paying Taxes When You Buy Shares; Tax Basis

When shares of Common Stock are purchased for your account under the SPP, you will recognize ordinary compensation income, subject to withholding, in an amount equal to the excess of the fair market value of the shares on the date you purchase the shares of Common Stock (i.e., at the end of the offering period) over the price you paid for the shares.  The fair market value of the shares on the date that you purchase them will be your tax basis.

Paying Taxes When You Sell Shares

When you dispose of shares of Common Stock acquired under the SPP, the amount you receive for such shares in excess of your tax basis generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares.

IRS CIRCULAR 230 DISCLOSURE:  TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, YOU ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS EXPLANATORY GUIDE IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS EXPLANATORY GUIDE; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR OWN PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

HOW THE SPP WORKS

Buying Shares

If you meet the eligibility requirements, you may enroll in the SPP during the Enrollment Period specified by the Committee.  If you do not enroll during the specified period, you will not be able to enroll until the next offering period, if the Committee chooses to conduct another offering.  Each offering period will be determined by the Committee.

How You Enroll

You may enroll in the SPP during your Enrollment Period through Computershare’s Employee Plan Member website or by phone using Computershare’s Interactive Voice Response (IVR) System at 1-866-320-6772. To enroll using the Employee Plan Member website, follow these instructions:

Go to www-us.computershare.com/employee and enter your User ID and PIN; and then click “Login”. (See section in this Explanatory Guide entitled “Accessing Your Account Online.”)

Using the automated enrollment system, from the Employee’s Plan Member’s page, click on “Portfolio Summary” to enroll.

To enroll in your plan, you must first read and agree to the Terms and Conditions. Then click on “Next”.

Simply click on “Enroll” on the next page. Select and enter the percentage you would like deducted from each paycheck (remember you may only select whole percentages from 1% -15%), then click on “Next”.

Enter your PIN and click “Submit” to confirm your deduction. You will receive a confirmation page. Please print your online confirmation statement. You will not receive a written acknowledgement notice.

When Your Participation in the SPP Ends and Withdrawing From the SPP

Unless otherwise provided by the Committee prior to any offering, you may withdraw all, but not less than all, of the contributions deposited in your SPP account at any time prior to the 14-day period preceding the end of an offering period.  If you withdraw from an offering, any paycheck deductions deposited in your SPP account during that offering period will be returned to you, without interest, as soon as administratively feasible but in any event within 60 days of your notice of withdrawal.  You may not re-enter an offering once you have withdrawn from such offering.

If you cease to be an Eligible Individual for any reason (e.g., termination of service or leave of absence), your participation in the SPP will end automatically and your purchase rights will terminate automatically.  You may also voluntarily terminate your participation in the SPP.  Upon termination of your participation in the SPP, all amounts deducted from your compensation and not previously used to purchase shares will be returned to you (without interest).

In the event of your death while an active participant in the SPP, all amounts deducted from your compensation and not previously used to purchase shares will be refunded to your estate (without interest) as soon as administratively feasible.

If you have shares in your SPP account when your employment ends, you can do any of the following with your shares:

•                  Leave the shares in your SPP account;

•                  Have Computershare sell the shares for you; or

•                  Transfer the shares to a brokerage account.

Participant Contributions

Once enrolled in the SPP, you may authorize EMSC to make deductions from your eligible compensation during the offering period equal to a whole percentage between 1% and 15%.  Your “eligible compensation” consists only of your base compensation. Your deductions are made on an after-tax basis and will be held in a non-interest bearing SPP account until purchases of shares are made under the SPP.

Purchase of Shares

At the end of each offering period, your paycheck deductions are used to buy whole shares of EMSC Common Stock at the discounted purchase price, subject to the terms of the SPP. These shares will be deposited into your SPP account. Only whole shares will be sold under the SPP. At the end of an offering period, any amount of your paycheck deductions that is not used to purchase Common Stock will be returned to your SPP account and used to purchase Common Stock in the next offering period.

For example, you might choose to set up your paycheck deductions so that at the end of the deduction period they total $100. If the discounted purchase price is $21 per share, your account will be credited with four shares, for a total purchase price of $84, since you may purchase only whole shares under the SPP.  Your contributions remaining after purchase of a whole number of shares in an offering, or $16 in this example, will remain in your SPP account and carry over to the next offering period.

The number of shares of Common Stock you are permitted to purchase in any offering period may be limited by applicable tax or securities laws or by the terms established by the Committee for that offering.  Prior to each offering period, the Committee will establish the offering size and the maximum number of shares that any participant may purchase in an offering.  The Committee also may limit the number of shares that any participant may purchase in an offering if we are oversubscribed for such offering.

You may not elect to purchase Common Stock in any offering under the SPP if this would result in purchases by you, in any single calendar year, of shares of Common Stock which, together with all other Common Stock you may be entitled to purchase in that year pursuant to the SPP and any other “employee stock purchase plan” (as defined in Section 423 of the Code) of EMSC, having an aggregate fair market value (measured as of the commencement of the relevant offering period) of more than $25,000.  In addition, the Committee, in its sole discretion, may limit the number of shares that each participant may purchase in any offering period.

Purchase Price

The purchase price to you for each share of Common Stock in any offering will be at a discount to its Fair Market Value and will be determined by the Committee before the beginning of the offering period.  For this purpose, the “Fair Market Value” of a share of Common Stock on any day means, generally, the closing price of the Common Stock on that date on the New York Stock Exchange.

Changing Your Contribution Election

During the Enrollment Period established for an offering period, you will have an opportunity to enter or leave the SPP or change your current rate of paycheck deductions by:

•                  Accessing the Employee Plan Member’s website at www-us.computershare.com/employee,
or

•                  Calling Computershare’s Interactive Voice Response (IVR) system toll-free at 1-866-320-6772.

Selling Shares

You may sell the shares you have purchased through the SPP at any time after they are deposited in your SPP account at Computershare, subject to certain trading restrictions we describe above under the section entitled “SPP Highlights and Key Features — Insider Trading.”

Be aware that the price on the date you sell may differ from the price on the date you purchased the Common Stock. This may result in your incurring a loss or gain on the shares you purchased under the SPP.  In addition, you will be responsible for fees and commissions when you sell shares you purchased under the SPP.  Also, depending on how long you hold your stock before selling it, there may be different tax implications. You should consult with a tax advisor before you sell your shares.

How to Sell Your Shares

You may access the online secure participant service for your SPP by logging on to the Employee Plan Member’s website at www-us.computershare.com/employee and following the instructions on your screen.

You may also contact Computershare using their Interactive Voice Response (IVR) system at 1-866-320-6772, follow the recorded prompts, and access the sell menu.

How Your Shares Are Sold

Unless you specify which shares to sell, the shares that were purchased first in your account will be sold first. Computershare will sell all shares under the SPP on the open market as soon as possible after you place the order to sell. You will receive payment for shares in cash based on the actual price for your sale transaction, and you will receive a sale confirmation from Computershare.

Sale transactions are executed in a real time environment and are available in three types.  The following types of orders are available when placing a sale transaction:

•                  Market Order — This order is processed at the next available sale price as soon as market conditions allow.

•                  Limit Order Day — This order allows you to specify a price minimum at which you want your sale to be processed. If during the trading day, the stock price equals or exceeds the minimum price you specified, your order will be executed the next available trade as market conditions allow. If it does not reach or exceed the price you indicate, your order will be canceled.

•                  Limit Order 30 Day — This order also allows you to indicate a minimum price at which you want your sale transaction to be placed. Your order instructions will be effective for a maximum of 30 days and will be executed when the stock price equals or exceeds the minimum price you specified as market conditions allow. If the stock price does not meet or exceed the specified price within the 30-day period, your order will be canceled.

For added convenience, you can select specific share lots when selling. To aid in your decision, you are able to view the cost at which your shares were purchased and the length of time the shares have been held. If you are not selling all shares of Common Stock in your account, your shares will be sold on a first in, first out basis (your oldest shares will be sold first) unless you request specific share lots. You will be responsible for all fees associated with sale orders.

How You Receive Your Sale Proceeds

You may choose to receive your proceeds in check form mailed directly to you or as a wire transfer to your bank account. There is an additional fee for wire transfers.

All checks will be mailed to the address on file for you at Computershare. To request a wire transfer of your sale proceeds, you must call a Participant Service Representative and give the appropriate instruction information.

Transferring Shares to a Broker or as a Gift

To transfer shares out of your Computershare account, call a Participant Service Representative. You will be responsible for any associated fees.

Stock Certificates

Instead of issuing stock certificates, Computershare holds your stock in your account. You can conveniently sell your shares and you will never be bothered with the cost or inconvenience of having to replace any missing certificates.

Commissions and Fees

There are no fees charged to you for purchases when your paycheck deductions are used to purchase shares. You are responsible for fees relating to any sale of your Common Stock, broker-to-broker transfers, wire transfer fees and duplicate account statements. The fees listed below are as of the date of this Explanatory Guide and are subject to change.

Service	Fee (as of the date of this Explanatory Guide)
Sale Transaction Fee	Web/IVR Sales: $0.03 per share $24.95 minimum transaction fee for Web/IVR Sales Live Representative Assisted Sales: $0.06 per share $39.95 minimum transaction fee for Rep Sales
Handling Fee	$5.35
Foreign Currency Check (outgoing)	$10.00
U.S. Dollar or Foreign Currency Wire (outgoing)	$25.00
Stop Payment of Check	$25.00
Overnight Check Delivery	$20.00
Broker Transfer	$30.00
Duplicate Statements (excluding the two most recent)	$10.00

Account Statements

Each calendar quarter you will receive a summary statement detailing the activity in your SPP account, including any purchases and sales, the total number of shares held at the end of the calendar quarter and the total value of your account.  For your added convenience, the fourth quarter statement will include a summary of the cost basis of any Common Stock you sold during the year.

Tax Statements

In addition to your quarterly summary statements, you will also receive a 1099B if you have sold any shares. This statement contains important information about your gross proceeds.

Keep all statements in a safe place and handy. You will need the information to calculate your gain or loss for income tax purposes should you sell your shares.

Accessing Your Account Online

You can easily access your SPP account through Computershare’s Employee Plan Member website or the IVR system virtually 24 hours a day, seven days a week. When accessing your online account, you will be able to view your account balance, review account history, access specific plan information, and perform sale transactions.

Whether accessing your account online or over the telephone, you will need your login ID and your Personal Identification Number (PIN). The first time you access your account, you will be required to select a new PIN. You may change your PIN at any time.

Step 1:   Connect to the internet and go to www-us.computershare.com/employee

Step 2:   Enter the code “EMS” and click on the arrow button to submit.

Step 3:   Select and enter your Login Type, along with your User ID and Personal Identification Number (PIN), and click “Login”.

Note: Please print your online confirmation statement. You will not receive a written acknowledgement notice.

First Time Logon Access

Terms and Conditions

The first time you enter your login information you will be prompted to read and agree to Computershare’s Terms and Conditions. Click on “Next” to take you to the section called “Terms and Conditions”. Select “Yes”, and click “Next” at the bottom of the agreement to continue.

PIN Change

For security purposes, upon accepting the Terms and Conditions, you will be asked to change your PIN. You will be prompted to enter your new five-digit PIN twice - once to change the PIN and the second time to confirm the update. Click “Next” to continue.

Security Questions

Once your PIN has been updated, you will be asked to select and answer three security questions. If you have lost or forgotten your PIN, you may change it any time online by correctly answering your three chosen security questions. The answers to these questions will be used to validate your identity as a registered user of this site. To set up your security questions, you will need to select three unique questions from the drop down menu and provide the answers. Then click “Next”.

Accessing Your Account By Telephone

Step 1: Call Computershare toll-free at 1-866-320-6772.

Step 2: Enter your login ID followed by the “#” key.

Step 3:   Enter your PIN followed by the “#” key. If you are entering the IVR for the first time, you will be prompted to change your PIN.

You will receive a written acknowledgement notice in the mail. If you need assistance, you may press “0” at any time to speak to a Participant Service Representative.  Participant Service Representatives are available to take your call Monday through Friday 8:00 a.m. to 7:00 p.m. Eastern Time on any day the New York Stock Exchange is open.

U.S. Citizen (or Resident Alien) Tax Certification

To prevent backup withholding with respect to any shares of Common Stock sold under the SPP, each SPP participant is required to complete an IRS Form W-9, which certifies that such participant’s social security number is correct and that such participant is exempt from backup withholding.

•                  We encourage you to complete your certification through Computershare’s secure Employee Plan Member website.

•                  Only those participants that receive this message at the top of the page, “Our records indicate that you do not have a current W-9 on file for the holding with Computershare,” need to complete this request.

•                  Note: You will receive this page only the first time you log on. If you need to change your PIN or security questions, you should select Personal Details à Security Details. If you need to modify your tax information you should select Tax Information.

To certify your account, go to the Computershare Employee Plan Member website and follow the steps outlined below:

Step 1: After you logon, click on Tax Information.

Step 2: Select your status and click Next. Then you will be asked to certify your U.S. Taxpayer Identification Number, backup withholding and U.S. person status. Click Next to continue.

Step 3: Enter your PIN to affirm the information is correct and click Submit. For your records, a confirmation screen will appear after clicking Submit.

Note: Your PIN serves as a legally binding signature.

Long-Term Incentive Plan

The SPP was established as a stock purchase plan for Eligible Individuals pursuant to the authority granted to the Committee under our 2007 Long-Term Incentive Plan, or LTIP.  Accordingly, the shares of Common Stock to be purchased by Eligible Individuals under the SPP will be issued pursuant to the LTIP.

The LTIP is an equity incentive plan under which we can issue various types of equity awards to our eligible employees and Eligible Individuals to provide long-term incentives to those people responsible for our success and growth and the success and growth of our subsidiaries, to associate more closely the interests of such people with those of our stockholders, and to assist us, our subsidiaries and the Professional Associations in recruiting, retaining, and motivating a diverse and talented group of employees and Independent Contractors on a competitive basis.

Although the Committee’s authority to grant equity awards to Eligible Individuals under the LTIP is limited to awards of shares of Common Stock, the Committee has broad authority to determine the terms and conditions of such Common Stock awards, including purchase price, restrictions on transferability and restrictions based on duration of employment or service.

The SPP and the Common Stock purchased in any offering under the SPP will be subject to the terms of the LTIP.  The LTIP became effective on May 15, 2007 and no awards will be made under the LTIP after May 15, 2017.  The Committee may terminate or amend the LTIP at any time in whole or in part, but no such amendment or termination may adversely affect awards granted under the LTIP prior to such termination or amendment, except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations.  Unless EMSC stockholders have first approved the amendment, no amendment may (a) increase the number of authorized shares under the LTIP or the maximum individual award limitation, (b) extend the maximum period during which awards may be granted under the LTIP, (c) add to the types of awards that may be made under the LTIP, (d) change the performance measures pursuant to which performance shares are earned, (e) modify the requirements governing eligibility for participation in the LTIP or (f) amend the LTIP in a manner that would require stockholder approval pursuant to the LTIP, applicable law or the rules of the New York Stock Exchange.

The Committee has approved an amendment to the LTIP to add Independent Contractors as eligible recipients of stock awards under the LTIP.  Our board of directors will recommend that our stockholders approve such LTIP amendment at our upcoming annual meeting of stockholders.  If such LTIP amendment is not approved by our stockholders prior to the end of any offering period under the SPP, then immediately prior to the end of the offering period, we will terminate the offering solely with respect to Independent Contractors, and any amounts in the SPP account of an Independent Contractor as of such termination date will be returned to the Independent Contractor without interest.

This Explanatory Guide only provides details of the SPP, and does not contain the complete details of the LTIP.  In the event of any discrepancy between what is written here and what is contained in the LTIP, the LTIP will prevail.  You may obtain a copy of the LTIP by directing your request to our executive offices located at 6200 South Syracuse Way, Suite 200, Greenwood, Colorado 80111, telephone: 1-303-495-1200, Attention: Benefits Department.

Additional Information

This Explanatory Guide does not contain all the information set forth in the Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act with respect to the shares of Common Stock issuable under the SPP.  You may inspect such Registration Statement, including all of the exhibits thereto, in the EDGAR section of the SEC’s website at www.sec.gov or call the SEC at 1-800-SEC-0330 for further information.

We will provide to any recipient of this Explanatory Guide, upon a written or oral request, the following:

•                  a copy of any and all of the information that has been or may be incorporated by reference in the Registration Statement, other than exhibits to such documents; and

•                  a copy of any other documents required to be delivered to participants under the SPP pursuant to Rule 428(b) under the Securities Act, including our most recent annual report to stockholders, proxy statement and other communications generally distributed to our stockholders.

You may request such copies, without charge, by contacting our Investor Relations department at:

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200
Greenwood, Colorado 80111
Attn:  Investor Relations
1-303-495-1200

We will periodically update information concerning EMSC by filing reports with the SEC pursuant to the Exchange Act.  These reports will also be available to SPP participants without charge upon their written or oral request as indicated above.  See also the section in this Explanatory Guide entitled “Where You Can Find More Information.”

We have not authorized any person to give any information or make any representations in connection with the SPP or the LTIP other than those contained herein.  If given or made, the information or representations must not be relied upon as having been authorized by us.

Neither the SPP nor the LTIP is a qualified plan under Section 401(a) of the Code, or an “employee stock purchase plan” under Section 423 of the Code, or subject to the provisions of the Employee Retirement Income Security Act of 1974.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the Securities being registered.  All amounts are estimates except the registration fee.

Amount to be Paid

Registration fee	$608
Legal fees and expenses*	50,000
Accounting fees and expenses*	50,000

Total	$100,608

* Estimated as of the date of filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware.  Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses, including attorneys’ fees, as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.  The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication.  Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Certificates of Incorporation and By-Laws

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (a) for any breach of the director=s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of that provision shall not adversely affect any right or protection, or any limitation of the liability of, any of our directors existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.  Both our certificate of incorporation and our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements

Additionally, we have entered into indemnification agreements with each of our directors, and employment agreements containing indemnification provisions with certain of our officers, which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law.  The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of EMSC and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

Our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

ITEM 16.  EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Emergency Medical Services Corporation 2007 Long-Term Incentive Plan (incorporated by reference to Annex B to EMSC’s Form DEF 14A filed with the SEC on April 16, 2007).

5.1	Opinion of Kaye Scholer LLP

23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

ITEM 17.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act:

(1)                                  each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof;

(2)                                  the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(3)                                  each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)                                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)                                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)                                  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on January 30, 2008.

EMERGENCY MEDICAL SERVICES CORPORATION

By:	/s/ William A. Sanger
William A. Sanger
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned directors and officers of Emergency Medical Services Corporation do hereby constitute and appoint William A. Sanger, Randel G. Owen and Todd G. Zimmerman, or either of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Sanger	Chairman, President, Chief Executive	January 30, 2008
William A. Sanger	Officer and Director (Principal Executive Officer)

/s/ Randel G. Owen	Chief Financial Officer (Principal	January 30, 2008
Randel G. Owen	Financial and Accounting Officer)

/s/ Robert M. Le Blanc	Director	January 30, 2008
Robert M. Le Blanc

/s/ Steven B. Epstein	Director	January 30, 2008
Steven B. Epstein

/s/ James T. Kelly	Director	January 30, 2008
James T. Kelly

/s/ Michael L. Smith	Director	January 30, 2008
Michael L. Smith

/s/ Paul B. Iannini, M.D.	Director	January 30, 2008
Paul B. Iannini, M.D.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Emergency Medical Services Corporation 2007 Long-Term Incentive Plan (incorporated by reference to Annex B to EMSC’s Form DEF 14A filed with the SEC on April 16, 2007)

5.1	Opinion of Kaye Scholer LLP

23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)